Exhibit 99.1

ARTICLES OF CORRECTION

For

“fuboTV Inc.”

Document Number:

P09000016429

UNDER §607.0124 OF THE FLORIDA BUSINESS CORPORATION ACT

August 19, 2020

In accordance with §607.0124 of the Florida Business Corporation Act (the “Act”), I, the undersigned Chief Executive Officer of fuboTV Inc, a Florida corporation (the “Corporation”), hereby file these Articles of Correction.

These Articles of Correction correct the previously filed Articles of Amendment filed with the Department of State on July 6, 2020 (the “Articles of Amendment”).

1. Section A of the Articles of Amendment contained an inaccuracy in that a scrivener’s error included extraneous quotation marks around the name of the Corporation, such that the name of the Corporation was incorrectly set forth as “fuboTV Inc.” instead of fuboTV Inc.

2. These Articles of Correction correct Section A of the Articles of Amendment to remove such quotation marks, such that Article I of the Articles of Incorporation of the Corporation, as amended by the Articles of Amendment, provides as follows:

Article I – NAME

The name of the Corporation is fuboTV Inc.

IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Corporation, hereby affixes his signature to these Articles of Correction as of the date first set forth above, in accordance with §607.0120 and §607.0124 of the Act.

fuboTV Inc., a Florida corporation

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer